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                                                            Exhibit (h) (4) (c)

                                October 17,2011

American Funds Insurance Series
333 S. Hope Street, 55/th/ Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President

Re: (1)Fund Participation Agreement among First SunAmerica Life Insurance
       Company, SunAmerica Series Trust, American Funds Insurance Series, and Capital Research and Management Company, dated August 30, 2006, as amended.

    (2)Fund Participation Agreement among First SunAmerica Life Insurance Company, American Funds Insurance Series, and Capital Research and Management Company, dated December 2, 2002, as amended.

    (3)Business Agreement among First SunAmerica Life Insurance Company, SunAmerica Capital Services, Inc., American Funds Distributors, Inc., and Capital Research and Management Company, dated September 1, 2006

    (4)Business Agreement among First SunAmerica Life Insurance Company, SunAmerica Capital Services, Inc., American Funds Distributors, Inc., and Capital Research and Management Company, dated December 2, 2002

    (5)Information Sharing Agreement between American Funds Service Company and First SunAmerica Life Insurance Company, dated April 16, 2007

   (each an "Agreement", and collectively, the "Agreements")

Dear Fund Partner:

   As you may already be aware, First SunAmerica Life Insurance Company ("FSA") will be merging with and into The United States Life Insurance Company in the City of New York ("USL"), the surviving company, effective January 1, 2012 (hereinafter referred to as the "Merger").

   Your companies and/or related trusts have agreements with FSA pursuant to which a trust acted as an investment vehicle for separate accounts established by FSA for variable annuity contracts (the "Contracts").

   As a result of the Merger, if FSA was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assumed by USL which company will assume the rights, duties and obligations of FSA thereunder.

   To the extent applicable law and/or any of the Agreements require prior written consent for the assignment and continuation of the Agreements, please sign below indicating such consent to assign the rights, duties and obligations of FSA to USL. To the extent applicable, your signature below is deemed consent to an effective date of January 1, 2012 of any of the Agreement(s) providing for the payment of fees pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended, under the terms of such agreement(s). The foregoing shall not affect any existing obligation to pay such fees through December 31, 2011 or subsequent to the new effective date.

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American Funds
October 17,2011
Page 2 of 3

   Except to the extent amended by this letter agreement, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified, re-executed, and confirmed in all respects. This letter may be signed in counterparts, all of which, taken together, are deemed to be an original. Signatures may be sent via facsimile or e-mail. Kindly respond within two weeks of your receipt of this letter.

   If you have any questions regarding this matter, please contact Steven Brancato at (310) 772-6560 or Sarah Baldwin at (310) 772-6613.

FIRST SUNAMERICA LIFE INSURANCE COMPANY

By:     /s/ Mallary L. Reznik
        -------------------------
Name:   Mallary L. Reznik
Title:  SVP & General Counsel

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:     /s/ Rodney E. Rishel
        -------------------------
Name:   Rodney E. Rishel
Title:  Senior Vice President

Consented to, acknowledged and agreed:

SUNAMERICA SERIES TRUST

By:     /s/ Nori L. Gabert
        -------------------------
Name:   Nori L. Gabert
Title:  VP & Secretary

SUNAMERICA CAPITAL SERVICES, INC.

By:     /s/ Mallary L. Reznik
        -------------------------
Name:   Mallary L. Reznik
Title:  VP

AMERICAN FUNDS INSURANCE SERIES

By:     /s/ Steven I. Koszalka
        -------------------------
Name:   Steven I. Koszalka
Title:  Secretary

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American Funds
October 17, 2011
Page 3 of 3

AMERICAN FUNDS SERVICE COMPANY

By:     /s/ Angela M. Mitchell
        -------------------------
Name:   Angela M. Mitchell
Title:  Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:     /s/ Michael J. Downer
        -------------------------
Name:   Michael J. Downer
Title:  Senior Vice President and
        Secretary